UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2013

TODAYS ALTERNATIVE ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)
001-32044 (Commission File Number)	16-1576984 (IRS Employer Identification No.)
81-83 Vesey Street Newark, New Jersey (principal executive offices)	07105 (Zip Code)

(866) 412-5777
(Registrant’s telephone number, including area code)
_____________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory.

On March 1, 2013, Albertus Hendrik van Leiden, resigned as our chief executive officer, chief financial officer, principal accounting officer, treasurer, secretary, and director.  A copy of Mr. van Leiden’s letter of resignation is attached as an exhibit to this report.

Mr. van Leiden found that he is no longer in a position to combine the workload that is involved in the running his own businesses in Europe and the business of the registrant.

We have provided Mr. van Leiden with a copy of this report on the same date of its filing with the Commission.  We have also provided Mr. van Leiden with the opportunity to furnish the registrant as promptly as possible with a letter addressed to the registrant stating whether he agrees with the statements made by the registrant in response to this Item 5.02 and, if not, stating the respects in which he does not agree.  We will file any letter received by the registrant from Mr. van Leiden with the Commission as an exhibit by an amendment to this Form 8-K within two business days after receipt by the registrant.

As of the date of this report, the registrant has not elected a new chief executive officer, chief financial officer, principal accounting officer, treasurer, and secretary, or a new director in place of Mr. van Leiden.

Item 9.01    Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired.  Not applicable.

(b)          Pro forma financial information.  Not applicable.

(c)           Shell company transaction.  Not applicable.

(d)           Exhibits.

Exhibit No.	Identification of Exhibit
99.1**	Letter of Resignation by Albertus Hendrik van Leiden, dated March 1, 2013.
____________
**           Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TODAYS ALTERNATIVE ENERGY CORPORATION

Date: March 7, 2013	By:	/s/ Len Amato
Len Amato, Chairman

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